UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	BRS	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 10, 2019, Bristow Group Inc. (the “Company”, “Bristow Group”, “we”, “us” or “our”) entered into a restructuring support agreement (the “RSA”) with (i) certain holders (the “Supporting Secured Noteholders”) of the 8.75% Senior Secured Notes due 2023 (the “8.75% Senior Secured Notes”) and (ii) the guarantors of the 8.75% Senior Secured Notes, to support a restructuring of the Company (the “Restructuring”) on the terms set forth in the term sheet contained in an exhibit to the RSA (the “Restructuring Term Sheet”). The RSA contemplates that the Company will file the Chapter 11 Cases (as defined herein) to implement the Restructuring pursuant to a chapter 11 plan of reorganization (the “Plan”) and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the DIP Term Sheet (as defined herein) and the other restructuring documents attached to the RSA.

Pursuant to the terms of the RSA and the Restructuring Term Sheet:

•

holders of claims arising from the 8.75% Senior Secured Notes will receive their pro rata share of a percentage of the equity interests (the “Reorganized Equity”) of the Company, as reorganized pursuant to and under the Plan, equal to 100% minus the Unsecured Notes Reorganized Equity percentage (subject to dilution from the MIP and the Rights Offering (each as defined herein));

•

if the class of holders of claims (the “Unsecured Notes Claims”) arising from the 6.25% Senior Notes due 2022 (the “6.25% Senior Notes”) and the 4.50% Convertible Senior Notes due 2023 (the “Convertible Notes” and, together with the 6.25% Senior Notes, the “Unsecured Notes”) accepts the Plan, the holders of Unsecured Notes Claims will receive their pro rata share of the Reorganized Equity (subject to dilution from the MIP and the Rights Offering) in an amount (the “Consensual Unsecured Notes Reorganized Equity”) to be agreed upon by the Company and the holders of at least 66 2/3% of the aggregate principal amount of the 8.75% Senior Secured Notes obligated under the RSA and which must include at least two members of the Secured Notes Ad Hoc Group (as defined herein) (the “Required Consenting Noteholders”) and any other rights or recovery that may be agreed upon by the Company and the Required Consenting Noteholders; and if the class of holders of Unsecured Notes Claims does not accept the Plan, the holders of Unsecured Notes Claims will receive their pro rata share of the percentage of the Reorganized Equity determined by the Bankruptcy Court (as defined herein) to satisfy the best interests test;

•

if the class of holders of general unsecured claims that rank pari passu with the Unsecured Notes Claims (“Pari General Unsecured Claims”) votes in favor of the Plan, the holders of Pari General Unsecured Claims will receive their pro rata share of the Consensual Unsecured Notes Reorganized Equity; and if the class of holders of Pari General Unsecured Claims does not vote in favor of the Plan, the holders of Pari General Unsecured Claims will receive their pro rata share of the percentage of the Reorganized Equity determined by the Bankruptcy Court to satisfy the best interests test;

•	holders of claims under the Term Loan (as defined herein) will be repaid in cash in full or be reinstated;

•

holders of claims under the DIP Facility (as defined herein) will be paid in cash in full, provided that, the DIP Facility may be converted on a dollar-for-dollar basis into the Exit Facility (as defined herein);

•

an ad hoc group of holders of the 8.75% Senior Secured Notes (the “Secured Notes Ad Hoc Group”) has agreed to backstop a $200 million new money rights offering of the Reorganized Equity (the “Rights Offering”), pursuant to which participants will receive rights to purchase a percentage of the Reorganized Equity at a discount to the Plan equity value to be agreed upon by the Company and the Required Consenting Noteholders;

•

up to 10% of the Reorganized Equity on a fully diluted basis will be reserved for the MIP Reorganized Equity pursuant to a Management Incentive Plan (“MIP”) acceptable to the Required Consenting Noteholders; and

•	any exit financing for the Company will be in an amount and structure to be determined (the “Exit Facility”).

The RSA contains certain covenants on the part of each of the Company and the Supporting Secured Noteholders, including limitations on the Supporting Secured Noteholders’ ability to pursue alternative transactions, commitments by the Supporting Secured Noteholders to vote in favor of the Plan and commitments of the Company and the Supporting Secured Noteholders to negotiate in good faith to finalize the documents and agreements governing the Plan. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Term Loan Agreement

On May 10, 2019, the Company entered into a Term Loan Credit Agreement, dated the same date (the “Term Loan Agreement”), by and among the Company and Bristow Holdings Company Ltd. III (“BHC III”), as borrowers, certain subsidiaries of the Company as guarantors party thereto, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent, for a senior secured term loan of $75 million (the “Term Loan”). Immediately upon entering into the Term Loan Agreement, and prior to the Petition Date (as defined herein), the Company and BHC III borrowed the full amount thereunder, the net proceeds of which may be used only in compliance with a cash flow forecast required pursuant to the terms of the Term Loan Agreement, which the Company expects will be used for general corporate purposes, including to fund the working capital and liquidity requirements of the Company during the pendency of the Chapter 11 Cases. The full principal amount of the Term Loan is due May 10, 2022. At the Company’s election, borrowings under the Term Loan will bear interest at either (x) the Eurodollar Rate (as defined in the Term Loan Agreement) plus 7% or (y) the Base Rate (as defined in the Term Loan Agreement) plus 6%. The initial borrowings under the Term Loan will be Eurodollar Rate loans with monthly interest payments. The Term Loan is secured by a first lien on certain specified collateral, including, among other things, equity pledges of 35% of the equity interests in certain of the Company’s first-tier foreign subsidiaries (the remaining 65% of such entities have been previously pledged under the 8.75% Senior Secured Notes), 100% of the equity of BHC III and Bristow International Panama S. de RL, and two newly formed special-purpose vehicles, as well as a junior lien on certain collateral securing the 8.75% Senior Secured Notes. The borrowers have the option in connection with the consummation of a Reorganization Plan (as defined in the Term Loan Agreement) that is satisfactory to the lenders to require that the Term Loan be converted into equity of the Company upon consummation of such Reorganization Plan, subject to certain conditions. The Term Loan Agreement contains customary pre-payment requirements.

The Term Loan Agreement contains certain customary negative covenants that, among other things, restrict, subject to certain exceptions, the Company’s and its subsidiaries’ incurrence of additional indebtedness or liens, mergers, dispositions of assets, investments, restricted payments, modifications to material agreements, transactions with affiliates and fundamental changes. In addition, the Term Loan Agreement requires that, on the delivery of each Variance Report (as defined in the Term Loan Agreement), total operating disbursements and total receipts of the Company and its subsidiaries for certain specified periods shall not exceed (with respect to disbursements) or be less than (with respect to total receipts) the aggregate amount forecasted therefor for such period by more (with respect to disbursements) or less (with respect to total receipts) than a specified percentage of the forecasted amount. The Term Loan Agreement also contains customary affirmative covenants and customary representations and warranties.

The Term Loan Agreement specifies certain customary events of default, including, among others, failure to pay principal or interest on the Term Loan when due, the breach of representations or warranties in any material respect, non-performance of other covenants and obligations, judgments, the occurrence of certain ERISA events and certain change of control events. The filings of the Chapter 11 Cases referred to in Item 1.03 below neither constitute an event of default nor accelerate payment of the Company’s indebtedness under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Debtor-in-Possession Commitment Letter

In connection with the Chapter 11 Cases and pursuant to a Commitment Letter, dated May 10, 2019 (the “DIP Commitment Letter”), from the lenders party thereto and agreed to by the Company and BHC III (together, the “DIP Borrowers”), the Secured Notes Ad Hoc Group has agreed to provide the DIP Borrowers with a superpriority senior secured debtor-in-possession credit facility (the “DIP Facility”) on the terms set forth in the DIP Facility Term Sheet attached thereto (the “DIP Term Sheet”). The DIP Term Sheet provides that, among other things, the DIP Facility shall be comprised of loans in an aggregate principal amount of $75.0 million. The DIP Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time.

The foregoing description of the DIP Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the DIP Commitment Letter, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On May 11, 2019 (the “Petition Date”), the Company and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors have requested joint administration of their Chapter 11 Cases under the caption In re: Bristow Group Inc., et al., Main Case No. 19-32713. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Bankruptcy Court motions seeking a variety of “first day” relief, including authority to pay employee wages and benefits, and pay certain vendors and suppliers in the ordinary course of business.

For information on the impact of the Chapter 11 Cases on the Company’s secured and unsecured indebtedness, see Items 1.01 and 2.04 herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the obligations under the following instruments and agreements:

•

the Third Supplemental Indenture, dated as of October 12, 2012, to the Indenture, dated as of June 17, 2008 (the “Base Indenture”), among the Company, the guarantors named therein and Wilmington Trust, National Association (“Wilmington Trust”), as successor trustee to U.S. Bank National Association (“U.S. Bank”), and the Company’s $402 million aggregate principal amount of 6.25% Senior Notes issued thereunder;

•

the Sixth Supplemental Indenture to the Base Indenture, dated as of December 18, 2017, among the Company, the guarantors named therein and Wilmington Trust, as successor trustee to U.S. Bank, and the Company’s $144 million aggregate principal amount of Convertible Notes issued thereunder;

•

the Indenture, dated as of March 6, 2018, among the Company, the guarantors named therein and U.S. Bank, as trustee and collateral agent, and the Company’s $350 million aggregate principal amount of 8.75% Senior Secured Notes issued thereunder;

•

the Credit Agreement, dated as of July 17, 2017, as amended, supplemented or otherwise modified from time to time, among Bristow Equipment Leasing Ltd., as borrower, the several banks, other financial institutions and other lenders from time to time party thereto and PK AirFinance S.à r.l., as agent and as security trustee, with an outstanding principal amount of $211 million;

•

the Term Loan Credit Agreement, dated as of February 1, 2017, as amended, supplemented or otherwise modified from time to time, among Bristow U.S. LLC, the several banks, other financial institutions and other lenders from time to time party thereto and Macquarie Bank Limited, as administrative agent and as security agent, with an outstanding principal amount of $171 million;

•

the Term Loan Credit Agreement, dated as of November 11, 2016, as amended, supplemented or otherwise modified from time to time, among Bristow U.S. Leasing LLC, the lenders from time to time party thereto and Lombard North Central Plc, with an outstanding principal amount of $100 million; and

•	various aircraft operating leases and real estate leases.

The instruments and agreements described above provide that, as a result of the commencement of the Chapter 11 Cases, the financial obligations thereunder, including for the debt instruments any principal amount, together with accrued interest thereon, are immediately due and payable. However, any efforts to enforce payment of such financial obligations under such instruments and agreements are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of such financial obligations are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

On May 11, 2019, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional information regarding the Chapter 11 Cases is available at http://www.bristowgroup.com/restructuring. Court filings and information about the claims process are available at https://cases.primeclerk.com/Bristow. Information contained on, or that can be accessed through, such websites is not part of, and is not incorporated into, this Current Report on Form 8-K. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders may experience a significant or complete loss of their investment, depending on the outcome of the Chapter 11 Cases.

Eastern Airways and Humberside Airport

Bristow Helicopters Limited, an indirect consolidated affiliate of the Company (“BHL”), together with its legal and financial advisors, has pursued various transactions to exit the Eastern Airways International Limited (“EAIL”) business, which has made negative contributions to our Adjusted EBITDA in each of the last three fiscal years, including pursuing a sales process with several third parties over an extended period. On May 10, 2019, BHL completed the sale of all of the shares of EAIL to Orient Industrial Holdings Limited (“OIHL”), an entity affiliated with Mr. Richard Lake, pursuant to a Sale and Purchase Agreement (the “EAIL Purchase Agreement”). Pursuant to the EAIL Purchase Agreement and related agreements, BHL contributed approximately £17.1 million to EAIL as working capital, OIHL acquired EAIL, BHL retained its controlling ownership of the shares in Humberside International Airport Limited that it previously held through EAIL and certain intercompany balances between BHL and EAIL were written off. As a result of the transaction, OIHL now owns and operates EAIL, which had previously operated as a separate unit within Bristow Group, and BHL maintains its controlling interest in Humberside Airport, from which BHL provides U.K. search and rescue services.

The EAIL Purchase Agreement contained customary representations and warranties. OIHL has agreed to certain covenants with respect to non-solicitation of directors, officers or employees of BHL for a period of 12 months. Pursuant to the terms of the EAIL Purchase Agreement, BHL has the right to appoint an observer to the board of directors of EAIL for an initial period of 12 months following the sale. EAIL has also agreed to provide certain transition services for a minimum of 12 months from the date of the completion of the transaction.

Trustee Succession

On May 8, 2019, the Company, Wilmington Trust and U.S. Bank entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”) with respect to the 6.25% Senior Notes and the Convertible Notes. Pursuant to the terms of the Agreement of Resignation, effective May 8, 2019, U.S. Bank resigned as trustee, registrar, paying agent, notes custodian, conversion agent and bid solicitation agent under the Base Indenture (as amended and supplemented to date, the “Indenture”), and Wilmington Trust accepted its appointment as successor trustee, registrar, paying agent, notes custodian, conversion agent and bid solicitation agent under the Indenture and assume the rights, powers and duties of U.S. Bank thereunder.

Waiver of Defaults

On May 10, 2019, Bristow Norway AS and BHL, as borrowers and guarantors, and the Company, as guarantor, entered into a waiver letter (the “ABL Waiver”) with Barclays Bank PLC, as agent, and Credit Suisse AG, Cayman Islands Branch, as lender, with respect to the Company’s asset backed revolving credit facility (the “ABL Facility”). The ABL Waiver waives, subject to certain conditions, any Default (as defined in the ABL Facility) or cross-defaults that would otherwise exist or occur under the ABL Facility as a result of, among other things, (i) the Company’s failure to timely provide its unaudited consolidated financial statements for the quarters ended December 31, 2018 and March 31, 2019, (ii) the amendment of the Company’s periodic reports for fiscal year 2018 as previously disclosed, (iii) the failure to make the April 15, 2019 interest payment due on the 6.25% Senior Notes, (iv) potential cross defaults under the Convertible Notes and 8.75% Senior Secured Notes, (v) other events related to the Chapter 11 Cases, potential insolvency issues or possible failure to comply with certain financial covenants or (vi) certain representations and warranties not being correct when made. Such Defaults are waived until the date (the “ABL Waiver Termination Date”) on which the Company or its subsidiaries enter into or modify debt agreements that would materially adversely impact the ability to perform obligations under the ABL Facility, any security that is not permitted security is granted over the share capital or assets of either borrower or the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, subject to certain conditions as specified in the ABL Waiver. The ABL Waiver contains certain amendments to the ABL Facility, including (i) expanding the definition of Change of Control to include the consummation of a plan of reorganization in connection with the commencement of a bankruptcy proceeding and (ii) providing that the maturity date of December 14, 2021 shall be subject to certain early maturity triggers related to a Change of Control of the Company (as such definition has been amended by the ABL Waiver) or the ABL Waiver Termination Date.

On May 10, 2019, Bristow Aircraft Leasing Limited (“BALL”), as borrower, entered into a waiver letter (the “Lombard Waiver”) with Lombard North Central Plc, as administrative agent and as security trustee, with respect to the term loan credit agreement, dated as of November 11, 2016 (the “Lombard Agreement”). If an Insolvency Proceeding (as defined in the Lombard Waiver) is commenced on or before May 15, 2019, the Lombard Waiver extends, subject to certain conditions, the waivers received under the previous waiver letter (as described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2019), until the earliest of (a) certain events related to a plan of reorganization or liquidation of the Company, Insolvency Proceeding or debtor-in-possession financing or (b) December 15, 2019 (the “Lombard Waiver Termination Date”). In addition, the Lombard Waiver waives, until the Lombard Waiver Termination Date, any Default or Event of Default (each as defined in the Lombard Agreement) as a result of (i) the amendment of the Company’s periodic reports for fiscal year 2018, (ii) the possible commencement of an Insolvency Proceeding or any related acceleration of other material indebtedness and (iii) the possible occurrence of an Event of Default under the term loan credit agreement, dated as of November 11, 2016, among Bristow U.S. Leasing LLC, as borrower, the lenders from time to time party thereto and Lombard North Central plc, as administrative agent and as security trustee, subject to certain conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated May 10, 2019, by and among Bristow Group Inc., certain subsidiaries of Bristow Group Inc. party thereto and the holders of the 8.75% Senior Secured Notes due 2023 party thereto.

10.2	Term Loan Credit Agreement, dated May 10, 2019, by and among Bristow Group Inc. and Bristow Holdings Company Ltd. III, as borrowers, certain subsidiary guarantors party thereto, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent.

10.3	Commitment Letter, dated May 10, 2019, by and among Bristow Group Inc., Bristow Holdings Company Ltd. III and the lenders party thereto.

99.1	Press Release, dated as of May 11, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: May 13, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer